CONTACTS

Gary L. Nalbandian	Mark A. Zody
Chairman/President	Chief Financial Officer
(717) 412-6301

METRO BANCORP REPORTS NET INCOME OF
$4.9 MILLION; EPS UP 31% AND LOANS GROW 15%

April 24, 2014 - Harrisburg, PA - Metro Bancorp, Inc. (Metro or the Company) (NASDAQ Global Select Market Symbol: METR), parent company of Metro Bank, today reported net income of $4.9 million, or $0.34 per diluted common share, for the quarter ended March 31, 2014, compared to net income of $3.6 million, or $0.26 per diluted common share, for the first quarter of 2013. The Company also reported net loan growth of $231.4 million, or 15%, over the past twelve months.

Financial Highlights
(in millions, except per share data)

	Quarter Ended
			%
	03/31/14	03/31/13	Increase
Total assets	$2,850.0	$2,614.6	9%

Total loans (net)	1,778.3	1,546.9	15%

Total deposits	2,195.3	2,196.8	—%

Total revenues	$30.4	$29.7	2%

Net income	4.9	3.6	36%

Diluted net income per common share	$0.34	$0.26	31%

“Our strong balance sheet, led by our 15% growth in net loans, and our continued momentum and focus helped us to record our highest quarterly net income in the Company's 29 year history,” said Gary L. Nalbandian, the Company's Chairman and Chief Executive Officer. "Our net interest margin and asset quality were both stable for the quarter and our expense management remains diligent and controlled."

Income Statement Highlights

•
The Company recorded net income of $4.9 million, or $0.34 per diluted common share, for the first quarter of 2014 compared to net income of $3.6 million, or $0.26 per diluted common share, for the same period one year ago, a $1.3 million, or 36%, increase.

•	Return on average stockholders' equity was 8.42% for the first quarter of 2014, compared to 8.30% for the previous quarter and compared to 6.28% for the same period last year.

•
Total revenues (net interest income plus noninterest income) for the first quarter of 2014 were $30.4 million, up $703,000, or 2%, over total revenues of $29.7 million for the same quarter one year ago.

•
The Company's net interest margin on a fully-taxable basis for the first quarter of 2014 was 3.56%, compared to 3.55% recorded in the fourth quarter of 2013 and compared to 3.67% for the first quarter of 2013. The Company's deposit cost of funds for the first quarter was 0.27%, compared to 0.28% for the previous quarter and compared to 0.31% for the same period one year ago.

•
The provision for loan losses totaled $900,000 for the first quarter of 2014, compared to $1.6 million for the previous quarter and compared to $2.3 million for the first quarter one year ago. Our allowance for loan losses totaled $23.9 million, or 1.33%, of total loans at March 31, 2014, up $824,000, or 4%, over the previous quarter and compared to $27.5 million, or 1.74%, of total loans at March 31, 2013.

•	Noninterest expenses for the first quarter 2014 were $22.8 million, up $45,000, compared to the previous quarter and up $453,000, or 2%, over the same quarter last year.

Balance Sheet Highlights

•	Net loans grew $50.5 million, or 3%, on a linked quarter basis to $1.78 billion and were up $231.4 million, or 15%, over the first quarter 2013.

•	Total deposits were $2.20 billion, basically flat compared to the same quarter last year.

•	Nonperforming assets were 1.57% of total assets at March 31, 2014, compared to 1.61% of total assets for the previous quarter and compared to 1.67% of total assets one year ago.

•	Metro's capital levels remain strong with a Tier 1 Leverage ratio of 9.48% and a total risk-based capital ratio of 14.59%.

•
Stockholders' equity totaled $240.8 million, or 8.45% of total assets, at the end of the first quarter 2014. At March 31, 2014, the Company's book value per share was $16.92. The market price of Metro's common stock increased by 28% from $16.54 per common share at March 31, 2013 to $21.14 per common share at March 31, 2014.

Income Statement Overview

	Three months ended March 31,
(dollars in thousands, except per share data)	2014	2013	% Change
Total revenues	$30,413	$29,710	2%
Provision for loan losses	900	2,300	(61)
Total noninterest expenses	22,782	22,329	2
Net income	4,944	3,645	36
Diluted net income per share	$0.34	$0.26	31%

Metro recorded net income of $4.9 million, or $0.34 per diluted common share, for the first quarter of 2014 compared to net income of $3.6 million, or $0.26 per diluted common share, for the first quarter of 2013.

Total revenues (net interest income plus noninterest income) for the first quarter of 2014 were $30.4 million, up $703,000, or 2%, over the first quarter of 2013.

Noninterest expenses for the quarter totaled $22.8 million, up $453,000, or 2%, compared to the same period in 2013. On a linked quarter basis, total noninterest expenses were up $45,000.

Net Interest Income and Net Interest Margin

Net interest income for the first quarter of 2014 totaled $23.3 million, up $1.0 million, or 4%, over the first quarter of 2013. Average interest-earning assets for the first quarter of 2014 totaled $2.68 billion versus $2.66 billion for the previous quarter and were up $182.2 million, or 7%, over the first quarter of 2013. Average loans receivable increased by $222.1 million, or 14%, and average investment securities decreased by $39.9 million, or 4%, for the first quarter 2014 compared to the same period one year ago. Average interest-bearing deposits totaled $1.72 billion for the first quarter of 2014, up $36.0 million, or 2%, over the same period of 2013 and average noninterest-bearing deposits for the first quarter 2014 were $446.1 million, up $13.0 million, or 3%, over the first quarter last year. Total interest expense for the quarter was down $138,000, or 7%, from the first quarter of 2013 as a result of a 5 basis points (bps) reduction in the Company's overall total cost of all funds over the past twelve months.

The net interest margin for the first quarter of 2014 was 3.48%, up 2 bps over the 3.46% recorded for the previous quarter and down 10 bps over the first quarter one year ago. The net interest margin on a fully-taxable basis for the first quarter of 2014 was 3.56%, up 1 bp over the previous quarter and down 11 bps compared to 3.67% for the first quarter of 2013.

The Bank's deposit cost of funds for the first quarter of 2014 was 0.27%, compared to 0.28% for the previous quarter, and down 4 bps from 0.31% recorded in the first quarter one year ago. The total cost of all funding sources for the first quarter was 0.31%, compared to 0.33% for the previous quarter and down 5 basis points from the same period in 2013.

Change in Net Interest Income and Rate/Volume Analysis

As shown in the following table, the increase in net interest income on a fully tax-equivalent basis for the first quarter over the same period of 2013 was primarily due to an increase in the level of interest earning assets, offset partially by a lower net interest margin. Lower yields on interest earning assets were partially offset by a reduction in the Company's cost of funds.

(dollars in thousands)	Tax Equivalent Net Interest Income
2014 vs. 2013	Volume Change	Rate Change	Total Increase	% Increase
1st Quarter	$2,313	$(1,347)	$966	4%

Noninterest Income

Noninterest income for the first quarter of 2014 totaled $7.1 million, down $297,000, or 4%, from the first quarter one year ago. Service charges and fees for the first quarter were $6.9 million, the same as the first quarter last year. Gains on the sale of loans totaled $136,000 for the first quarter of 2014 versus $413,000 for the same period in 2013, due to a lower volume of residential mortgage loan sales to the secondary market.

The breakdown of noninterest income for the quarters ended March 31, 2014 and 2013, respectively, is shown in the table below:

	Three months ended March 31,
(dollars in thousands)	2014	2013	% Change
Service charges, fees and other income	$6,931	$6,932	—%
Gains on sales of loans	136	413	(67)
Net gains on sales/calls of securities	11	30	(63)
Total noninterest income	$7,078	$7,375	(4)%

Noninterest Expenses

Noninterest expenses for the first quarter of 2014 were $22.8 million, up $453,000, or 2%, compared to $22.3 million recorded in the first quarter one year ago.

The breakdown of noninterest expenses for the quarters ended March 31, 2014 and 2013, are shown in the table below:

	Three months ended March 31,
(dollars in thousands)	2014	2013	% Change
Salaries and employee benefits	$11,427	$10,825	6%
Occupancy and equipment	3,505	3,210	9
Advertising and marketing	393	356	10
Data processing	3,250	3,206	1
Regulatory assessments and related costs	569	534	7
Other expenses	3,638	4,198	(13)
Total noninterest expenses	$22,782	$22,329	2%

Balance Sheet

	As of March 31,
(dollars in thousands)	2014	2013	% Increase
Total assets	$2,850,039	$2,614,559	9%

Total loans (net)	1,778,311	1,546,866	15%

Total deposits	2,195,272	2,196,831	—%

Total core deposits	2,128,101	2,143,424	(1)%

Total stockholders' equity	240,787	236,523	2%

Lending

Gross loans grew by $51.4 million, (12% annualized), during the first quarter of 2014.

Gross loans totaled $1.80 billion at March 31, 2014, an increase of $227.9 million, or 14%, over March 31, 2013. The Company continued to experience loan growth in all but one category over the past twelve months as a result of general economic improvement in the markets we serve, growth in the breadth and experience of the lending team as well as expansion of the Bank's middle market lending function. The composition of the Company's loan portfolio at March 31, 2014 and March 31, 2013 was as follows:

(dollars in thousands)	March 31, 2014	% of Total	March 31, 2013	% of Total	$ Change	% Change
Commercial and industrial	$465,931	26%	$393,826	25%	$72,105	18%
Commercial tax-exempt	77,566	4	82,651	5	(5,085)	(6)
Owner occupied real estate	306,765	17	274,641	18	32,124	12
Commercial construction and land development	123,789	7	99,795	6	23,994	24
Commercial real estate	512,582	28	427,928	27	84,654	20
Residential	98,827	6	84,845	6	13,982	16
Consumer	216,785	12	210,652	13	6,133	3
Gross loans	$1,802,245	100%	$1,574,338	100%	$227,907	14%

Asset Quality

The Company's asset quality ratios are shown below:

	Quarters Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Nonperforming assets/total assets	1.57%	1.61%	1.67%
Net loan charge-offs (annualized)/average total loans	0.02%	1.35%	0.03%
Loan loss allowance/total loans	1.33%	1.32%	1.74%
Nonperforming loan coverage	59%	57%	67%
Nonperforming assets/capital and reserves	17%	18%	17%

Nonperforming assets increased slightly during the first quarter of 2014 by $52,000, to $44.9 million, or 1.57%, of total assets at March 31, 2014, from $44.8 million, or 1.61%, of total assets at December 31, 2013, and compared to $43.7 million, or 1.67%, of total assets one year ago.

Nonperforming loans increased by $539,000 during the first quarter of 2014, while foreclosed asset balances decreased by $487,000. Compared to March 31, 2013, nonperforming loans decreased $145,000 and foreclosed assets increased $1.3 million.

Net loan charge-offs totaled $76,000 for the first quarter of 2014, comprised of $1.5 million in gross loan charge-offs offset almost entirely by $1.4 million in recoveries. Charge-offs were primarily related to 3 larger relationships and the recoveries related to 3 large relationships that had been charged off in prior years.

The Company recorded a provision for loan losses of $900,000 for the first quarter of 2014 as compared to $1.6 million for the previous quarter and to $2.3 million recorded in the first quarter of 2013. The allowance for loan losses totaled $23.9 million as of March 31, 2014 as compared to $23.1 million at December 31, 2013 and to $27.5 million at March 31, 2013. The allowance represented 1.33% of gross loans outstanding at March 31, 2014, compared to 1.32% at December 31, 2013 and 1.74% at March 31, 2013.

Deposits

The Company's deposit balances at March 31, 2014 were $2.20 billion, compared to total deposits of $2.24 billion at December 31, 2013 and compared to $2.20 billion one year ago. The change in core deposits over the past twelve months by type of account is as follows:

	As of March 31,
(dollars in thousands)	2014	2013	% Change	1st Quarter 2014 Cost of Funds
Demand noninterest-bearing	$487,723	$482,200	1%	0.00%
Demand interest-bearing	1,058,734	1,066,808	(1)	0.27
Savings	455,956	460,057	(1)	0.30
Subtotal	2,002,413	2,009,065	—	0.22
Time	125,688	134,359	(6)	1.06
Total core deposits	$2,128,101	$2,143,424	(1)%	0.27%

Total core deposits, excluding time deposits, decreased $6.7 million, over the past twelve months and decreased by $44.4 million, or 2%, on a linked quarter basis. The cost of core deposits, excluding time deposits, during the first quarter of 2014 was 0.22%, the same as the previous quarter and down 2 bps from the first quarter one year ago. The cost of total core deposits for the first quarter of 2014 was 0.27%, which was down 1 bp from the previous quarter and down 4 bps from first quarter of 2013.

Change in core deposits by type of customer was as follows:

	March 31,	% of	March 31,	% of	%
(dollars in thousands)	2014	Total	2013	Total	Increase
Consumer	$1,026,989	48%	$1,004,920	47%	2%
Commercial	679,940	32	669,783	31	2
Government	421,172	20	468,721	22	(10)
Total	$2,128,101	100%	$2,143,424	100%	(1)%

Investments

At March 31, 2014, the Company's investment portfolio totaled $859.9 million, down $9.9 million, or 1%, on a linked quarter basis and down $35.4 million, or 4%, compared to March 31, 2013. Detailed below is information regarding the composition and characteristics of the portfolio at March 31, 2014:

Product Description	Available for Sale	Held to Maturity	Total
(dollars in thousands)
U.S. Government agencies/other	$30,888	$149,100	$179,988
Mortgage-backed securities:
Federal government agencies pass through certificates	62,400	7,619	70,019
Agency collateralized mortgage obligations	459,484	115,401	574,885
Corporate debt securities	—	5,000	5,000
Municipal securities	27,019	2,976	29,995
Total	$579,791	$280,096	$859,887
Duration (in years)	4.9	6.5	5.4
Average life (in years)	5.6	7.5	6.2
Quarterly average yield (annualized)	2.26%	2.53%	2.35%

At March 31, 2014, the after-tax unrealized loss on the Bank's available for sale portfolio was $11.0 million, as compared to an unrealized loss of $16.5 million at December 31, 2013 and compared to an after-tax unrealized gain of $4.6 million at March 31, 2013.

Capital

Stockholders' equity at March 31, 2014 totaled $240.8 million, compared to $236.5 million at March 31, 2013. Return on average stockholders' equity (ROE) for the first quarter of 2014 was 8.42%, compared to 8.30% for the previous quarter and up over 6.28% for the first quarter last year.

The Company's capital ratios at March 31, 2014 and 2013 were as follows:

	3/31/2014	3/31/2013	Regulatory Guidelines “Well Capitalized”
Leverage ratio	9.48%	9.40%	5.00%
Tier 1	13.39	13.94	6.00
Total capital	14.59	15.19	10.00

Both the Company and its subsidiary bank continue to maintain strong capital ratios and are well capitalized under various regulatory capital guidelines as required by federal banking agencies.

At March 31, 2014, the Company's book value per common share was $16.92.

The market price of Metro's common stock increased by 28% from $16.54 per common share at March 31, 2013 to $21.14 per common share at March 31, 2014.

Forward-Looking Statements

This document contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act and Section 21E of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, with respect to the financial condition, liquidity, results of operations, future performance and business of Metro Bancorp, Inc. These forward-looking statements are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control).   The words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements.

While we believe our plans, objectives, goals, expectations, anticipations, estimates and intentions as reflected in these forward-looking statements are reasonable, we can give no assurance that any of them will be achieved.  You should understand that various factors, in addition to those discussed elsewhere in this document, could affect our future results and could cause results to differ materially from those expressed in these forward-looking statements, including:

•	the effects of and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System, including the duration of such policies;

•
general economic or business conditions, either nationally, regionally or in the communities in which we do business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and loan performance or a reduced demand for credit;

•	the effects of ongoing short and long-term federal budget and tax negotiations and their effects on economic and business conditions in general and our customers in particular;

•	the effects of the failure of the federal government to reach a deal to permanently raise the debt ceiling and the potential negative results on economic and business conditions;

•	the impact of the Dodd-Frank Act and other changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance);

•	possible impacts of the capital and liquidity requirements of the Basel III standards and other regulatory pronouncements;

•
continued effects of the aftermath of recessionary conditions and the impacts on the economy in general and our customers in particular, including adverse impacts on loan utilization rates as well as delinquencies, defaults and customers' ability to meet credit obligations;

•	our ability to manage current levels of impaired assets;

•	continued levels of loan volume origination;

•	the adequacy of the allowance for loan losses;

•	the impact of changes in Regulation Z and other consumer credit protection laws and regulations;

•	changes resulting from legislative and regulatory actions with respect to the current economic and financial industry environment;

•	changes in the FDIC deposit fund and the associated premiums that banks pay to the fund;

•	interest rate, market and monetary fluctuations;

•	the results of the regulatory examination and supervision process;

•	unanticipated regulatory or legal proceedings and liabilities and other costs;

•	compliance with laws and regulatory requirements of federal, state and local agencies;

•	our ability to continue to grow our business internally or through acquisitions and successful integration of new or acquired entities while controlling costs;

•	deposit flows;

•	the willingness of customers to substitute competitors’ products and services for our products and services and vice versa, based on price, quality, relationship or otherwise;

•	changes in consumer spending and saving habits relative to the financial services we provide;

•	the ability to hedge certain risks economically;

•	the loss of certain key officers;

•
changes in accounting principles, policies and guidelines as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board (FASB), and other accounting standards setters;

•	the timely development of competitive new products and services by us and the acceptance of such products and services by customers;

•	rapidly changing technology;

•	continued relationships with major customers;

•	effect of terrorist attacks and threats of actual war;

•	other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services;

•	interruption or breach in security of our information systems resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit systems;

•	our ability to maintain compliance with the exchange rules of The Nasdaq Stock Market, Inc.;

•	our ability to maintain the value and image of our brand and protect our intellectual property rights;

•	disruptions due to flooding, severe weather or other natural disasters or Acts of God; and

•	our success at managing the risks involved in the foregoing.

Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements.  The foregoing list of important factors is not exclusive and you are cautioned not to place undue reliance on these factors or any of our forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents. We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of us except as required by applicable law.

Metro Bancorp, Inc. and Subsidiaries
Selected Consolidated Financial Data

	At or for the
	Three Months Ended
	March 31,	December 31,	%	March 31,	%
(dollars in thousands, except per share amounts)	2014	2013	Change	2013	Change
Income Statement Data:
Net interest income	$23,335	$23,329	—%	$22,335	4%
Provision for loan losses	900	1,575	(43)	2,300	(61)
Noninterest income	7,078	7,965	(11)	7,375	(4)
Total revenues	30,413	31,294	(3)	29,710	2
Noninterest expenses	22,782	22,737	—	22,329	2
Net income	4,944	4,891	1	3,645	36
Per Common Share Data:
Net income per common share:
Basic	$0.35	$0.34	3%	$0.26	35%
Diluted	0.34	0.34	—	0.26	31

Book Value	$16.92	$16.19		$16.66

Weighted average common shares outstanding:
Basic	14,161	14,155		14,132
Diluted	14,344	14,359		14,161
Balance Sheet Data:
Total assets	$2,850,039	$2,781,118	2%	$2,614,559	9%
Loans (net)	1,778,311	1,727,762	3	1,546,866	15
Allowance for loan losses	23,934	23,110	4	27,472	(13)
Investment securities	859,887	869,737	(1)	895,333	(4)
Total deposits	2,195,272	2,239,621	(2)	2,196,831	—
Core deposits	2,128,101	2,176,600	(2)	2,143,424	(1)
Stockholders' equity	240,787	230,183	5	236,523	2
Capital:
Total stockholders' equity to assets	8.45%	8.28%		9.05%
Leverage ratio	9.48	9.39		9.40
Risk based capital ratios:
Tier 1	13.39	13.41		13.94
Total Capital	14.59	14.59		15.19
Performance Ratios:
Deposit cost of funds	0.27%	0.28%		0.31%
Cost of funds	0.31	0.33		0.36
Net interest margin	3.48	3.46		3.58
Return on average assets	0.72	0.70		0.56
Return on average stockholders' equity	8.42	8.30		6.28
Asset Quality:
Net charge-offs (annualized) to average loans outstanding	0.02%	1.35%		0.03%
Nonperforming assets to total period-end assets	1.57	1.61		1.67
Allowance for loan losses to total period-end loans	1.33	1.32		1.74
Allowance for loan losses to period-end nonperforming loans	59	57		67
Nonperforming assets to capital and allowance	17	18		17

Metro Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets

	March 31,	December 31,
	2014	2013
(in thousands, except share and per share amounts)	(Unaudited)

Assets
Cash and cash equivalents	$77,728	$44,996
Securities, available for sale at fair value	579,791	585,923
Securities, held to maturity at cost (fair value 2014: $265,374; 2013: $263,697)	280,096	283,814
Loans, held for sale	3,541	6,225
Loans receivable, net of allowance for loan losses (allowance 2014: $23,934; 2013: $23,110)	1,778,311	1,727,762
Restricted investments in bank stock	21,557	20,564
Premises and equipment, net	75,055	75,783
Other assets	33,960	36,051
Total assets	$2,850,039	$2,781,118

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing	$487,723	$443,287
Interest-bearing	1,707,549	1,796,334
Total deposits	2,195,272	2,239,621
Short-term borrowings	380,189	277,750
Long-term debt	15,800	15,800
Other liabilities	17,991	17,764
Total liabilities	2,609,252	2,550,935
Stockholders' Equity:
Preferred stock - Series A noncumulative; $10.00 par value; $1,000 liquidation preference;
(1,000,000 shares authorized; 40,000 shares issued and outstanding)	400	400
Common stock - $1.00 par value; 25,000,000 shares authorized;
(issued and outstanding shares 2014: 14,166,960; 2013: 14,157,219)	14,167	14,157
Surplus	158,825	158,650
Retained earnings	78,415	73,491
Accumulated other comprehensive loss	(11,020)	(16,515)
Total stockholders' equity	240,787	230,183
Total liabilities and stockholders' equity	$2,850,039	$2,781,118

Metro Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)

	Three Months Ended
	March 31,
(in thousands, except per share amounts)	2014	2013
Interest Income
Loans receivable, including fees:
Taxable	$19,210	$17,971
Tax-exempt	861	931
Securities:
Taxable	5,046	5,359
Tax-exempt	190	184
Total interest income	25,307	24,445
Interest Expense
Deposits	1,434	1,619
Short-term borrowings	231	131
Long-term debt	307	360
Total interest expense	1,972	2,110
Net interest income	23,335	22,335
Provision for loan losses	900	2,300
Net interest income after provision for loan losses	22,435	20,035
Noninterest Income
Service charges, fees and other operating income	6,931	6,932
Gains on sales of loans	136	413
Total fees and other income	7,067	7,345
Net gains on sales/calls of securities	11	30
Total noninterest income	7,078	7,375
Noninterest Expenses
Salaries and employee benefits	11,427	10,825
Occupancy and equipment	3,505	3,210
Advertising and marketing	393	356
Data processing	3,250	3,206
Regulatory assessments and related costs	569	534
Other	3,638	4,198
Total noninterest expenses	22,782	22,329
Income before taxes	6,731	5,081
Provision for federal income taxes	1,787	1,436
Net income	$4,944	$3,645
Net Income per Common Share
Basic	$0.35	$0.26
Diluted	0.34	0.26
Average Common and Common Equivalent Shares Outstanding
Basic	14,161	14,132
Diluted	14,344	14,161

Metro Bancorp, Inc. and Subsidiaries Average Balances and Net Interest Income
(unaudited)

	Quarters ended,
	March 31, 2014			December 31, 2013			March 31, 2013
	Average		Avg.	Average		Avg.	Average		Avg.
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
(dollars in thousands)
Earning Assets
Investment securities:
Taxable	$876,249	$5,046	2.30%	$894,620	$5,165	2.31%	$917,165	$5,359	2.34%
Tax-exempt	30,927	293	3.79	30,446	289	3.79	29,869	283	3.80
Total securities	907,176	5,339	2.35	925,066	5,454	2.36	947,034	5,642	2.38
Total loans receivable	1,775,981	20,534	4.63	1,731,862	20,527	4.66	1,553,914	19,403	5.01
Total earning assets	$2,683,157	$25,873	3.86%	$2,656,928	$25,981	3.86%	$2,500,948	$25,045	4.01%
Sources of Funds
Interest-bearing deposits:
Regular savings	$460,324	$336	0.30%	$448,976	$356	0.31%	$414,297	$326	0.32%
Interest checking and money market	1,070,068	719	0.27	1,112,292	770	0.27	1,077,739	802	0.30
Time deposits	126,453	329	1.06	126,523	380	1.19	138,630	447	1.31
Public time and other noncore deposits	64,717	50	0.32	61,977	51	0.33	54,926	44	0.32
Total interest-bearing deposits	1,721,562	1,434	0.34	1,749,768	1,557	0.35	1,685,592	1,619	0.39
Short-term borrowings	356,554	231	0.26	320,644	211	0.26	228,911	131	0.23
Long-term debt	15,800	307	7.77	15,800	306	7.77	36,911	360	3.90
Total interest-bearing liabilities	2,093,916	1,972	0.38	2,086,212	2,074	0.39	1,951,414	2,110	0.44
Demand deposits (noninterest-bearing)	446,131			433,944			433,085
Sources to fund earning assets	2,540,047	1,972	0.31	2,520,156	2,074	0.33	2,384,499	2,110	0.36
Noninterest-bearing funds (net)	143,110			136,772			116,449
Total sources to fund earning assets	$2,683,157	$1,972	0.30%	$2,656,928	$2,074	0.31%	$2,500,948	$2,110	0.34%

Net interest income and margin on a tax- equivalent basis		$23,901	3.56%		$23,907	3.55%		$22,935	3.67%
Tax-exempt adjustment		566			578			600
Net interest income and margin		$23,335	3.48%		$23,329	3.46%		$22,335	3.58%

Other Balances:
Cash and due from banks	$43,752			$46,666			$42,817
Other assets	68,553			68,529			91,967
Total assets	2,795,462			2,772,123			2,635,732
Other liabilities	17,253			18,331			15,790
Stockholders' equity	238,162			233,636			235,443

Metro Bancorp, Inc. and Subsidiaries
Summary of Allowance for Loan Losses and Other Related Data
(Unaudited)

	Three Months Ended		Year Ended
	March 31,		December 31,
(dollars in thousands)	2014	2013	2013

Balance at beginning of period	$23,110	$25,282	$25,282
Provisions charged to operating expenses	900	2,300	6,875
	24,010	27,582	32,157
Recoveries of loans previously charged-off:
Commercial and industrial	1,005	138	1,122
Commercial tax-exempt	—	—	—
Owner occupied real estate	243	3	3
Commercial construction and land development	100	486	490
Commercial real estate	73	—	—
Residential	—	3	10
Consumer	23	36	76
Total recoveries	1,444	666	1,701
Loans charged-off:
Commercial and industrial	(354)	(36)	(3,427)
Commercial tax-exempt	—	—	—
Owner occupied real estate	(25)	(184)	(295)
Commercial construction and land development	(12)	(17)	(2,844)
Commercial real estate	(716)	(82)	(2,773)
Residential	(283)	(116)	(332)
Consumer	(130)	(341)	(1,077)
Total charged-off	(1,520)	(776)	(10,748)
Net charge-offs	(76)	(110)	(9,047)
Balance at end of period	$23,934	$27,472	$23,110
Net charge-offs (annualized) as a percentage of average loans outstanding	0.02%	0.03%	0.55%
Allowance for loan losses as a percentage of period-end loans	1.33%	1.74%	1.32%

Metro Bancorp, Inc. and Subsidiaries
Summary of Nonperforming Loans and Assets
(Unaudited)

The following table presents information regarding nonperforming loans and assets as of March 31, 2014 and for the preceding four quarters (dollar amounts in thousands).

	March 31,	December 31,	September 30,	June 30,	March 31,
	2014	2013	2013	2013	2013
Nonperforming Assets
Nonaccrual loans:
Commercial and industrial	$9,014	$10,217	$9,967	$12,053	$12,451
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	6,005	4,838	4,924	4,999	3,428
Commercial construction and land development	10,734	8,587	11,723	12,027	12,024
Commercial real estate	6,043	6,705	6,904	3,893	5,575
Residential	6,551	7,039	7,316	7,133	3,295
Consumer	2,524	2,577	2,541	3,422	2,517
Total nonaccrual loans	40,871	39,963	43,375	43,527	39,290
Loans past due 90 days or more and still accruing	—	369	119	—	1,726
Total nonperforming loans	40,871	40,332	43,494	43,527	41,016
Foreclosed assets	3,990	4,477	3,556	4,611	2,675
Total nonperforming assets	$44,861	$44,809	$47,050	$48,138	$43,691

Troubled Debt Restructurings (TDRs)
Nonaccruing TDRs (included in nonaccrual loans above)	$19,862	$17,149	$23,621	$18,817	$18,927
Accruing TDRs	9,970	12,091	11,078	14,888	14,308
Total TDRs	$29,832	$29,240	$34,699	$33,705	$33,235

Nonperforming loans to total loans	2.27%	2.30%	2.55%	2.66%	2.61%

Nonperforming assets to total assets	1.57%	1.61%	1.71%	1.81%	1.67%

Nonperforming loan coverage	59%	57%	63%	64%	67%

Allowance for loan losses as a percentage of total period-end loans	1.33%	1.32%	1.61%	1.72%	1.74%

Nonperforming assets / capital plus allowance for loan losses	17%	18%	18%	19%	17%